SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or

15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): August 16, 2016

ALUMIFUEL POWER CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	333-57946	88-0448626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7315 East Peakview Avenue

Englewood, Colorado 80111

 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 796-8940

______________________________________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2016 the Registrant, through its newly created wholly-owned subsidiary Energy Staffing Solutions, Inc., entered into an Agreement for Purchase and Sale of Assets (the "Agreement"), dated effective as of August 20, 2016 (the "Effective Date"), by and among LABOR SMART INC, ("Labor Smart") and Energy Staffing Solutions, Inc. ("ESSI"). Pursuant to the Agreement ESSI purchased, effective on August 20, 2016, the customer lists, leases and contracts, fixed assets and certain business records of the Knoxville, Tennessee branch office of Labor Smart, Inc. The purchase price for this transaction includes: (a) One Hundred Eighty-fve Thousand Dollars ($185,000.00) paid to Labor Smart at closing; (b) fifteen hundred shares of the Registrant's newly created Series C Convertible Preferred Stock with a stated value of ($150,000); and Fifteen Thousand Dollars ($15,000) to be delivered to Labor Smart within 45 days after the Closing date.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 16, 2016 the Registrant issued a convertible promissory note to CareBourn Capital, L.P. in the total principal amount of $237,475 from which the Registrant received total proceeds of $200,000 (the "Note"). The Note is convertible beginning 90 days after issuance into $0.001 par value Common Stock of the Registrant at a discount of 50% of the average of the lowest three trading prices for the Registrant's common stock during the twenty days preceding the conversion date. The Note matures on August 16, 2018 and carries an interest rate of 12% per annum. The Note requires a payment of $500 on each business day from ESSI. Daily payments notwithstanding, the note may be prepaid: at any time from the issuance date to 180 days following the issue date at 130% of the then outstanding principal and interest; and at any time beginning 181 days following the issuance date to 364 days following the issue date at 150% of the then outstanding principal and interest.

Item 3.02 Unregistered Sale of Equity Securities.

The disclosures in Items 1.01 and 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

In connection with the acquisition by ESSI pursuant to the Agreement, the Company created the Series C Convertible Preferred stock with 1,500 shares authorized and issued and a stated value of $100 per share. These shares carry no voting rights and are convertible at any time into shares of the Registrant's $0.001 par value Common Stock at the average of the three closing prices for the Registrant's common stock immediately preceding the conversion date. If the holders of the Series C Preferred Stock have not converted or their shares of Series C Preferred Stock have not been redeemed by the Corporation within five years from the date of issuance (the "Mandatory Conversion Date"), then each share of Series C Preferred Stock shall automatically be converted into that number of fully paid and non-assessable shares of Corporation's common stock on terms that are equal to the Conversion Price on the Mandatory Conversion Date. The Company may redeem the then outstanding Series C Preferred Stock at 100% of the stated value at any time after the issuance date.

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Item 7.01 Regulation FD Disclosure

The disclosures in Items 1.01, 2.01, 2.03, 3.02 and 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

4.1	Certificate of Designation of Series C Convertible Preferred Stock. Filed Herewith

10.1	Agreement for Purchase and Sale of Assets dated effective as of August 20, 2016 by and among LABOR SMART INC, and Energy Staffing Solutions, Inc. Filed Herewith

10.2	Convertible Promissory Note issued by AlumiFuel Power Corporation to CareBourn Partners, L.P. dated August 16, 2016. Filed Herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALUMIFUEL POWER CORPORATION

Date: August 22, 2016	By:	/s/ Thomas B. Olson
Thomas B. Olson
Secretary

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